Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

August 31, 2017

109 Kifissias Avenue and Sina Street
151 24, Marousi
Athens, Greece

Re:	DryShips Inc.

Ladies and Gentlemen:

We have acted as counsel to DryShips Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the "Company"), in connection with the preparation of the Company's registration statement on Form F-3, as amended (File No. 333-202821), declared effective by the U.S. Securities and Exchange Commission (the "Commission") on May 7, 2015 (the "Registration Statement"), a prospectus included therein (the "Base Prospectus"), and a prospectus supplement thereto dated August 31, 2017 (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus") relating to the offering (the "Offering") by the Company of up to 36,363,636 shares of the Company's common stock, par value $0.01 per share (collectively, the "Shares"), issuable upon the exercise of non-transferable subscription rights (the "Rights") at a subscription price of $2.75 per share.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Base Prospectus; (iii) the Prospectus Supplement; (iv) the form of subscription rights certificate, which evidences the Rights (the "Rights Certificate"); and (v) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.
Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that (i) the Rights, when issued in accordance with the terms of the Rights Certificate and in the manner contemplated by the Prospectus, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Shares  have been duly authorized and, when issued upon exercise of the Rights against payment therefor in accordance with the terms of the Rights Certificate and in the manner contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.
This opinion is limited to the laws of the State of New York and the laws of the Republic of the Marshall Islands as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Company's Report on Form 6-K to be filed with the Commission on or around the date hereof, and to each reference to us and the discussions of advice provided by us under the heading "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP